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                                                                   EXHIBIT 10.53

                                                                  EXECUTION COPY


                       STOCK AND ASSET PURCHASE AGREEMENT

        THIS STOCK AND ASSET PURCHASE AGREEMENT (the "Agreement") is dated as of May 22, 1997, by and between RANDALL F. ZURBACH and JOHN C. WILBUR, JR., on behalf of a new entity formed by them for the purpose of this Agreement (collectively, the "Purchaser"), and FIDELITY NATIONAL FINANCIAL, INC. (the "Seller") with respect to the stock of FNF Ventures, Inc., a California corporation (the "Company"), and certain related assets.

        NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I

                        Sale of Stock and Related Assets

        1.1 Sale of Stock and Other Assets. Subject to the terms and conditions stated below, Seller agrees to sell and deliver to Purchaser and its successors and assigns forever (a) all 250 shares of Company's common stock (the "Stock") and (b) all the right, title and interest of Seller and its affiliates (including without limitation Cal-West Services, Inc.), established by a participation agreement dated January 19, 1996 granting a 25% interest in a promissory note in the original principal amount of $1,000,000, and in a right to acquire 37.5% of the shares of Falzetti Umbrella, Inc. (such interest being called the "Other Assets" for purposes of this Agreement) and the Purchaser agrees to purchase from the Seller all 250 shares of Stock, and the "Other Assets," for the purchase price hereinafter set forth, on the Closing Date.

        1.2 Purchase Price. In full consideration for the purchase of the Stock and the Other Assets, the Purchaser shall

               (a) pay to the Seller, on the Closing Date, an aggregate amount of $2,600,000 for the Stock payable to the bank account designated by Seller in immediately available funds;

               (b) pay to Seller's designated affiliate the sum of $240,776 in immediately available funds as consideration for the Other Assets;


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               (c) grant to Seller or Seller's designee, as additional
consideration for sale of the Stock, a participation interest representing only the right to receive 20% of any value received by Company from its existing warrants in the following companies:

                             AMI Telecommunications, Inc.
                             Bluebird Systems, Inc.
                             NetPro Computing, Inc.

distributable at the earlier of (x) the date such warrants or shares obtained by exercise thereof are sold for cash or for securities of another entity or (y) the date any dividends are paid or securities obtained upon exercise of the warrants are distributed to other holders or (z) after restrictions on transfer imposed in the applicable Restricted Stock Agreement lapse; and

               (d) pay, or cause Company to pay, the "Inter-Company Balance" described below in Section 4.2(c) on the Closing Date.

        1.3 Allocation of Price. Seller and Purchaser agree that the $2,600,000 payment and the grant of a participation interest as contemplated by Section 1.2(c) represent consideration for the Stock and the sum of $240,776 represents consideration for the Other Assets.

        1.4 Closing. The sale referred to in Section 1.1 shall take place at 10:00 a.m. at the offices of Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, 17th Floor, Costa Mesa, California 92626 on or before the thirtieth business day after receipt of the approval from the United States Small Business Administration ("SBA") for the change of control of Company, or at such other time and date as the parties hereto shall by written instrument designate. Such time and date are herein referred to as the "Closing Date."

               At the Closing:

               (a) Seller shall tender or instruct the escrow holder to tender the certificates for the Stock, together with appropriate transfer documents for the Other Assets, duly endorsed in a manner reasonably satisfactory to Purchaser, and accompanied by any necessary consents of third parties to the transfer of the Other Assets;


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               (b) Seller shall deliver written resignations of William P.
Foley, II, M'Liss Jones Kane, Carl A. Strunk and Frank P. Willey.

               (c) Seller shall deliver a certificate executed by Seller, dated as of the Closing Date, that all warranties and representations given by Seller in this Agreement are true and correct as of such date;

               (d) Seller shall deliver a certified copy of the resolutions of the Board of Directors of Seller authorizing the execution, delivery and consummation of this Agreement and all agreements and documents executed in connection herewith by it, sufficient in form and content to meet the requirements of the law of the state of Seller's incorporation relevant to such transactions and certified by officers of Seller to be validly adopted and in full force and effect and unamended as of the Closing;

               (e) Purchaser shall pay the amounts described in Sections 1.2(a) and 1.2(b), less the deposit contemplated by Section 1.5, shall cause the escrow holder to deliver the deposit, and shall provide evidence satisfactory to Seller of the participation described in Section 1.2(c); and

               (f) Purchaser and Seller shall agree upon the Inter-Company Balance and Purchaser shall pay such amount, if any, as is due Seller.

        1.5 Deposit. Upon execution of this Agreement, Purchaser has deposited with American Title Company the sum of $100,000 and shall deposit a further $200,000 upon filing the application for change of control described in Section 4.3, which amounts shall represent a deposit against the purchase price. Such amounts shall be released from escrow to Seller not more than five (5) days after the SBA confirms receipt of the change of control application or, in any event, no later than on June 27, 1997. Such amount shall be returned to Purchaser within five days if the Closing does not occur because approval of the SBA for the transfer of control of the Company to Purchaser is not obtained, provided Purchaser has complied with its obligations under Section 4.3 to apply for and diligently prosecute the process of obtaining such approval. The deposit shall also be returned to Purchaser if Seller is unable, or fails, to make the deliveries required by Section 1.4(a) or Section 1.4(b), or if the Closing does not occur because of a material misrepresentation by Seller. If the transactions


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contemplated by this Agreement fail to close for any other reason, such deposit shall be retained by Seller.

                                   ARTICLE II

                          Representations of the Seller

        The Seller hereby represents and warrants to Purchaser as follows:

        2.1 Ownership of the Stock; Right to Sell. The Seller is the lawful owner of 250 validly issued shares of Company's common stock, constituting all outstanding shares of the Company, free and clear of all liens, encumbrances, restrictions and claims of every kind. Seller has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the shares of Stock and to sell, or cause an affiliate to sell, the Other Assets, and has validly executed and delivered this Agreement, which is Seller's legal, valid and binding obligation, except as enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law). The delivery to Purchaser of the Stock pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Delivery of an assignment of the participation interest described in Section 1.1 will transfer to Purchaser valid title to the Other Assets.

        2.2 Capitalization. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the Stock of the Company other than as contemplated by this Agreement.

        2.3 Consents Required by Seller. Except for the approval of the United States Small Business Administration, no approval, authorization, consent, order or other action of, or filing with, any third party, including without limitation, any public, governmental, administrative or regulatory authority or agency, is required in connection with the execution, delivery or performance of this Agree-


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ment by Seller or the consummation of the transactions it contemplates by
Seller.

        2.4 No Violations; No Consents Required by the Company. To Seller's actual knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of law applicable to the Company, the Articles of Incorporation or bylaws of the Company, or any order, judgment or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Company material to the condition (financial or otherwise) of the Company's business, or (iii) result in or require the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets of the Company.

        2.5 Litigation. To Seller's actual knowledge, there are no actions, suits, proceedings, orders or investigations pending or threatened against the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis known to Seller for any of the foregoing.

        2.6 Compliance with the Law and Other Instruments. To Seller's actual knowledge, the business and operation of the Company have been and are being conducted in accordance and in full compliance with all applicable laws, ordinances, rules and regulations of all authorities, the violation of which, individually or in the aggregate, would materially and adversely affect the business of the Company. To Seller's actual knowledge, the Company has all current licenses and permits required for the conduct of its business and is in compliance with the terms of such licenses and permits and the regulations and requirements of licensing and permit authorities.

        2.7 Absence of Undisclosed Liabilities. To Seller's actual knowledge, the Company has no liabilities or obligations of any nature or of any amount, whether accrued, absolute, liquidated or unliquidated, contingent or otherwise, except:

               (a) to the extent reflected in the Company's audited financial statements for the year ended December 31, 1996 ("Financials Date"); and


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               (b) those that have been or will be incurred in or as a result of the ordinary course of business of the Company since the Financials Date, or those that are not material.

        2.8 Brokers and Finders. Seller has not incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses for which Purchaser or the Company may be liable.

                                   ARTICLE III

                        Representations of the Purchaser

        The Purchaser hereby represents and warrants to Seller as follows:

        3.1 Organization. The entity being formed as the Purchaser will at the Closing be a limited partnership duly organized, existing, and in good standing under the laws of the State of California, with the power and authority to perform this Agreement and in good standing in California to the extent necessary to perform its obligations under this Agreement.

        3.2 Authorization. The execution and delivery of this Agreement by Purchaser and the performance of its obligations hereunder have been duly authorized by the general partner of Purchaser and no other corporate action or approval by Purchaser or its partners is necessary for the execution, delivery or performance of this Agreement by Purchaser. This Agreement has been duly executed and delivered by Purchaser, and is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law).

        3.3 Investment Intent. Purchaser is acquiring the Stock for purposes of investment and not with a view to resale or any distribution thereof as such term is used in federal and California securities laws.


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                                   ARTICLE IV

                                    Covenants

        4.1 Exclusive Dealings. During the period from the date of this Agreement to the Closing Date or the date of termination of this Agreement, the Seller shall not directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any person or entity, other than the Purchaser, concerning any purchase of the Stock or any merger, sale of substantial assets or similar transaction involving the Company.

        4.2 Operating the Business Pending the Closing. From the date of execution of this Agreement, until the Closing, the business of the Company shall be operated in the ordinary course of business and Seller and Purchaser agree that the Company shall not (i) pay any dividends or redeem any shares or
(ii) make any additional loans or commitments to loan funds unless either funds are available from SBA "leverage" provisions or such funds are provided by Purchaser in a form acceptable to Seller.

               (a) If any event such as a merger, sale of assets, initial public offering or other event which causes the prepayment of any of the Company's outstanding loans occurs, the funds derived from such prepayment shall be retained by the Company in an interest-bearing account and not distributed unless there is a corresponding dollar-for-dollar reduction in the purchase price.

               (b) In the event the Company receives any proceeds from any of the warrants referred to in section 1.2(c) above prior to the Closing, 20% of such amount shall be distributed to Seller immediately, and the balance shall be retained by the Company for the benefit of Purchaser.

               (c) Any funds needed to pay Company's normal operating costs shall continue to be advanced by Seller and its affiliates as has been the case in the past. All amounts so advanced, and any repayments, shall be recorded on the books of Company and Seller in accordance with past practice and the resulting amount (the "Inter-Company Balance") shall be due and payable from Purchaser or Company to Seller at the Closing. Seller agrees to furnish Company its computation of the Inter-Company Balance at least 24 hours prior to the Closing.


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               (d) Without Purchaser's consent, Company will not change its manner of doing business, or, except for cause, its management from the date of this Agreement until the date of the Closing.

               (e) During the period from the date of this Agreement to the Closing Date, the Company shall not issue any capital stock or securities convertible into capital stock.

               (f) During the period from the date of this Agreement to the Closing Date, the Company shall not permit any increase in the salaries or other compensation payable to officers, directors or employees of the Company.

        4.3 Application for Governmental Consent. Immediately upon the execution and delivery of this Agreement, Purchaser agrees to commence the preparation of the appropriate request to the United States Small Business Administration for a change in control of the Company, to complete and file such application with all reasonable promptness and not later than June 27, 1997, and to diligently pursue such approval. Seller agrees that Company may cooperate in this effort and agrees to direct Company to cooperate to the extent needed.

        4.4 Confidentiality. In connection with Seller's ownership of the Stock, Company has disclosed to Seller financial and other information concerning the Company and its business, customers, vendors and future plans. All of such information shall be deemed to be Confidential Information. The parties agree that the Confidential Information was divulged in confidence, and that the Confidential Information constitutes a trade secret and proprietary information of the Company. Seller agrees:

               (a) Not to directly or indirectly disclose the Confidential Information, or any part thereof, to any third party, without the prior written consent of the Purchaser except for: (i) disclosure to parties assisting the Purchaser or its affiliates to prepare for the Closing; (ii) disclosure in the course of preparation or review of Seller's financial statements and tax returns or reports, (iii) any disclosure reasonably related to regulations or litigation affecting the business of Seller or its affiliates, and (iv) any disclosure related to pending or potential transactions involving Seller or its affiliates which do not violate this Agreement and in which Seller has, by


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agreement or otherwise, a reasonable expectation the Confidential information will remain non-public and confidential.

               (b) Not to use the Confidential Information, or any part thereof, for the benefit of the Seller or any third party except in connection with this Agreement, including after the Closing except for: (i) disclosure or use in the course of preparation or review of Seller's financial statements and tax returns or reports, (ii) any disclosure or use reasonably related to regulations or litigation affecting the business of Seller or its affiliates, and (iii) any disclosure related to pending or potential transactions involving Seller or its affiliates which do not violate this Agreement and in which Seller has, by agreement or otherwise, a reasonable expectation the Confidential information will remain non-public and confidential.

               (c) To the extent the Confidential Information is contained in a writing, to return all Confidential Information and copies thereof to the Company immediately upon demand made after the Closing, except for copies needed to support Seller's financial and tax reporting, or its compliance with other agreements.

The parties agree that the term Confidential Information shall not include information which has become publicly known and made generally available through no wrongful act of the Seller. Each party agrees that if the Seller breaches the provisions of this Section 4.4, that it will be difficult if not impossible to determine the damages to be suffered by the Company. Accordingly, the Seller agrees that in the event of such breach, the Company shall be entitled to equitable and injunctive relief, without having to post a bond, in addition to any other relief to which it may be entitled.

        4.5 Best Efforts. Purchaser and Seller agree to use best efforts to cause the satisfaction of all conditions to the Closing, including without limitation, on Seller's part, causing its subsidiaries to take any actions required to carry out the transactions contemplated by this Agreement.

                                    ARTICLE V

                      Conditions to Purchaser's Obligations

        The obligation of Purchaser to consummate the purchase of the Stock pursuant to this Agreement is subject to


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the satisfaction of the following conditions, any of which may be waived in writing by Purchaser.

        5.1 Truth of Representations and Warranties. The representations and warranties of the Seller contained in Article II of this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

        5.2 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of the Purchasers, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

        5.3 Governmental Approvals. The approval of the United States Small Business Association for the change of control of Company from Seller to Purchaser, and all consents and appraisals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

        5.4 Tender of Documents. Seller shall have delivered, or shall have directed the escrow holder to deliver, certificates evidencing the shares of Stock and the documents comprising the Other Assets duly endorsed and otherwise in proper form for transfer, to Purchaser's and its counsel's reasonable satisfaction.

                                   ARTICLE VI

                     Conditions to the Seller's Obligations

        The obligation of Seller to consummate the sale of the Stock pursuant to this Agreement is subject to the satisfaction of the conditions set forth below. Seller may waive any condition in writing.

        6.1 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in Article III of this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.


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        6.2 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of Seller, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

        6.3 Governmental Approvals. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

        6.4 Payment. Purchaser shall at the closing on the Closing Date deliver, and direct the escrow holder to deliver, the Purchase Price for the shares of Stock owned by the Seller, and for the Other Assets in immediately available funds and shall have delivered evidence reasonably satisfactory to Purchaser that the participation interest described in Section 1.2(b) has been granted.

                                   ARTICLE VII

                                    Indemnity

        7.1 Indemnification by Seller. Seller shall indemnify and hold harmless the Company and Purchaser from and against and shall reimburse the Company and Purchaser against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Losses") that Purchaser or the Company shall incur or suffer and which arise from or are attributable to, by reason of, or in connection with any breach or inaccuracy of or any failure to perform or comply with any of Seller's representations, warranties, agreements or covenants contained in this Agreement (including any exhibit, letter, schedule or certificate referred to herein).

        7.2 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Seller from and against and shall reimburse Seller against and in respect of any and all Losses that Seller shall incur or suffer and which arise from or are attributable to, by reason of, or in connection with any breach or inaccuracy of or any failure to perform or comply with any of Purchaser's representations, warranties, agreements or covenants contained in this Agreement


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(including any exhibit, letter, schedule or certificate referred to herein).

        7.3 Notification and Participation. Each party agrees to notify the others of any liabilities, claims, litigation or proceeding that reasonably appear to involve matters covered by the indemnities set forth in Sections 7.2 and 7.3 promptly upon its discovery or notification thereof, whether before or after the Closing Date.

                                  ARTICLE VIII

                                   Termination

        8.1 Termination.

               Seller or Purchaser may terminate this Agreement, without liability to any party, by mutual agreement upon two (2) days' written notice or upon receipt of a formal denial from the SBA of the application to transfer control of Company.

                                   ARTICLE IX

                                  Miscellaneous

        9.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers. None of such expenses shall be charged to or paid by Company prior to Closing.

        9.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to agreements executed and to be performed solely within such State.

        9.3 Jurisdiction; Attorneys' Fees. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of California, County of Orange, or in the United States District Court for the Central District of California, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any


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final judgment rendered thereby in connection with this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

        9.4 Captions. The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

        9.5 Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex, telecopy or by registered or certified mail, postage prepaid, addressed as follows:

If to the Purchaser:     Randall F. Zurbach
                         c/o Pinecreek Investment Company
                         5000 Birch, Suite 5500
                         Newport Beach, California 92660
                         Facsimile: (714) 660-1042

With a copy to:          Paul, Hastings, Janofsky & Walker LLP
                         Attention: Peter J. Tennyson, Esq.
                         695 Town Center Drive, 17th Floor
                         Costa Mesa, California 92626-1924
                         Facsimile: (714) 979-1921

If to the Seller:        Fidelity National Financial, Inc.
                         Attention: M'Liss Jones Kane, Esq.
                         17911 Von Karman Avenue, Suite 300
                         Irvine, California 92614
                         Facsimile: (714) 622-4131

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier, telex or mailed.

        9.6 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.


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        9.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

        9.8 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        9.9 Access. Purchaser acknowledges that Messrs. Zurbach and Wilbur manage the business of Company and have full access to the records of Company and thus are able to make informed decisions about Company's business and the desirability of purchasing it.

        9.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Purchaser and the Seller.

        9.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

        9.12 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto.

                         [SIGNATURES ON FOLLOWING PAGE]


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        IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be hereunto subscribed all as of the day and year first above written.

                                        "Purchaser"

                                        /s/ RANDALL F. ZURBACH
                                        ----------------------------------------

                                        /s/ JOHN C. WILBUR, JR.
                                        ----------------------------------------
                                        "Seller"

                                        FIDELITY NATIONAL FINANCIAL, INC.

                                        By:   /s/ ANDREW F. PUZDER
                                              ---------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------

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